EXECUTION COPY







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             PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT


                      CITIZENS UTILITIES COMPANY


                     Dated as of January 15, 1996


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


          PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT



                                                          EXECUTION COPY







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              PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT


                       CITIZENS UTILITIES COMPANY


                     Dated as of January 15, 1996


                --------------------------------------

          PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT


             This PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of January 15, 1996, is executed and delivered by Citizens Utilities Company, a Delaware corporation (the "Guarantor"), and Chemical Bank, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Partnership Preferred Securities (as defined herein) of Citizens Utilities Capital L.P., a Delaware limited partnership ("Citizens Capital").

             WHEREAS, pursuant to the Limited Partnership Agreement (as defined herein), Citizens Capital is issuing on the date hereof up to 3,608,260 Partnership Preferred Securities (plus up to an additional 541,240 Partnership Preferred Securities, solely to cover over-allotments, if any), designated the 5% Partnership Preferred Securities (the "Partnership Preferred Securities"); and

             WHEREAS, as incentive for the Holders to purchase the Partnership Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Partnership Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

             NOW, THEREFORE, in consideration of the purchase by each Holder of Partnership Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                               ARTICLE I
                   DEFINITIONS AND INTERPRETATION

             SECTION 1.1 Definitions and Interpretation.  In this Guaran
                         ------------------------------
tee Agreement, unless the context otherwise requires:

             (a) Capitalized terms used in this Guarantee Agreement have the respective meanings assigned to them in this Sec tion 1.1, or, to the extent not inconsistent with this Guarantee Agreement, in the Statement of Common Defini tions annexed hereto as Annex A;

             (b) unless otherwise defined herein, all capitalized items used herein shall have the meanings ascribed to them in the Limited Partnership Agreement;
             (c) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

             (d) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

             (e) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

             (f) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and
             (g) a reference to the singular includes the plural and vice versa.

             "Affiliate" has the same meaning as given to that term in
              ---------
Rule 405 of the Securities Act of 1933, or any successor rule thereunder.

             "Business Day" is defined in the Statement of Common Defini
              ------------
tions.

             "Citizens Capital" shall have the meaning set forth in the
              ----------------
Preamble to this Guarantee Agreement.

             " Common Stock Series A" is defined in the Statement of
               -------------------
Common Definitions.

             "Conversion Agent" is defined in the Statement of Common
              ----------------
Definitions.

             "Convertible Debentures" is defined in the Statement of
              ----------------------
Common Definitions.

             "Covered Person" means any Holder or beneficial owner of
              --------------
Partnership Preferred Securities.
             "Declaration" is defined in the Statement of Common Defini
              -----------
tions.

             "Designated Senior Holder" is defined in the Indenture.
              ------------------------

             "Distributions" shall have the meaning as set forth in the
              -------------
Limited Partnership Agreement.

             "Event of Default" means a default by the Guarantor on any of
- ----------------
its payment or other obligations under this Guarantee Agreement.

             "First Supplemental Indenture" is defined in the Statement of
- ----------------------------
Common Definitions.

             "Guarantee Payments" means the following payments or distri
              ------------------
butions, without duplication, with respect to the Partnership Preferred Securities, to the extent not paid or made by Citizens Capital: (i) any accrued or deferred and unpaid Distributions that are required to be paid on such Partnership Preferred Securities to the extent Citizens Capital shall have cash and/or Common Stock legally available therefor, (ii) the redemption price, including all accrued or deferred and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent Citizens Capital has cash and/or Common Stock legally available therefor, with respect to any Partnership Preferred Securities called for redemption by Citizens Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Citizens Capital other than in connection with the distribution of Convertible Debentures to the Holders in exchange for Partnership Preferred Securities as provided in the Limited Partnership Agreement or the redemption of all the Partnership Preferred Securities, the lesser of (a) the aggregate of the liquidation amount, payable in cash, and all accrued or deferred and unpaid Distributions, payable in either cash or Common Stock, on the Partnership Preferred Securities to the date of payment (a "Liquidation Distribution"), to the extent Citizens Capital shall have cash and/or Common Stock legally available therefor, and (b) the amount of assets of Citizens Capital available for distribution to Holders in liquidation of Citizens Capital.

             "Guarantee Subordinated Payment" has the meaning specified in
- ------------------------------
Section 7.2.
             "Guarantee Trustee" means Chemical Bank until a Successor
              -----------------
Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

             "Guarantor" shall have the meaning set forth in the Preamble
              ---------
to this Guarantee Agreement.

             "Holder" shall mean any holder, as registered on the books
              ------
and records of Citizens Capital, of any Partnership Preferred Securities; provided, however, that, in determining whether the holders of the requi
- --------
site percentage of Partnership Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

             "Indebtedness" is defined in the Indenture.
              ------------
             "Indemnified Person" means the Guarantee Trustee, any Affili
              ------------------
ate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

             "Indenture" is defined in the Statement of Common Defini
              ---------
tions.

             "Junior Subordinated Payment" has the meaning specified in
              ---------------------------
Section 7.2.

             "Limited Partnership Agreement" is defined in the Statement
              -----------------------------
of Common Definitions.

             "Liquidation Distribution" shall have the meaning set forth
              ------------------------
in this Section 1.1.

             "List of Holders" shall have the meaning set forth in Section
- -----------
2.2.

             "Majority in aggregate liquidation amount of the Partnership
- -----------------------------------------------------------
Preferred Securities" means, except as provided by the Trust Indenture
- --------------------
Act, a vote by Holder(s) of Partnership Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount of all Partnership Preferred Securities.

             "Officers' Certificate" is defined in the Statement of Common
- ---------------------
Definitions.

             "Opinion of Counsel" is defined in the Indenture.
              ------------------

             "Other Subordinated Indebtedness" is defined in the Inden
              -------------------------------
ture.

             "Paying Agent" is defined in the Statement of Common Defini
              -----------
tions.

             "Payment Blockage Period" has the meaning specified in
              -----------------------
Section 7.3.

             "Person" is defined in the Statement of Common Definitions.
              ------

             "Partnership Preferred Securities" shall have the meaning set
- --------------------------------
forth in the Recitals to this Guarantee Agreement.

             "Proceeding" shall have the meaning set forth in Section 7.2.
              ----------

             "Redemption Price" shall have the meaning set forth in this
              ----------------
Section 1.1.

             "Responsible Officer" means, with respect to the Guarantee
              -------------------
Trustee, any vice-president, any assistant vice-president, the secretary or any officer of the Guarantee Trustee with direct responsibility for the administration of this Guarantee Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

             "Senior Indebtedness" and all capitalized terms used therein
              -------------------
is defined in the Statement of Common Definitions.

             "Senior Nonmonetary Default" has the meaning specified in
              --------------------------
Section 7.3.

             "Senior Payment Default" has the meaning specified in Section
- ----------------------
7.3.

             "Subsidiary" is defined in the Statement of Common Defini
              ----------
tions.

             "Successor Guarantee Trustee" means a successor Guarantee
              ---------------------------
Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

             "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time.

                               ARTICLE II
                         TRUST INDENTURE ACT

             SECTION 2.1 Trust Indenture Act; Application.    This Guaran
                         --------------------------------
tee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

             (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

             SECTION 2.2 Lists of Holders of Securities.    The Guarantor
                         ------------------------------
shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Partnership Preferred Securities ("List of Holders") as of such date, (i) within one Business Day after January 1 and June 30 of each year and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such --------
List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

             (b) The Guarantee  Trustee shall comply with its obligations  under
Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

             (c) Every Holder, by receiving and holding the same, agrees with the Guarantor and the Guarantee Trustee that neither the Guarantor nor the Guarantee Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

             SECTION 2.3 Reports by the Guarantee Trustee.  Within 60 days
- --------------------------------
after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Partnership Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

             SECTION 2.4 Periodic Reports to Guarantee Trustee.  The Guar
                         -------------------------------------
antor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

             SECTION 2.5 Evidence of Compliance with Conditions Precedent.
- ------------------------------------------------
The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

             SECTION 2.6 Events of Default; Waiver.  The Holders of a
                         -------------------------
Majority in aggregate liquidation amount of Partnership Preferred Securities may, by vote, on behalf of the Holders of all of the Partnership Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

             SECTION 2.7 Event of Default; Notice.    The Guarantee
                         ------------------------
Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Partnership Preferred Securities, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the Guarantee Trustee shall be
 --------
protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Partnership Preferred Securities.

             (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice of such Event of Default.

             SECTION 2.8 Conflicting Interests.  The Limited Partnership
                         ---------------------
Agreement  shall  be  deemed  to be  specifically  described  in this  Guarantee
Agreement  for the  purposes  of clause (i) of the first  proviso  contained  in
Section 310(b) of the Trust Indenture Act.

                               ARTICLE III
                    POWERS, DUTIES AND RIGHTS OF
                          GUARANTEE TRUSTEE

             SECTION 3.1 Powers and Duties of the Guarantee Trustee.
                         ------------------------------------------
This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders of the Partnership Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Partnership Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

             (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Partnership Preferred Securities.

             (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

             (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                          (A)  the duties and obligations of the Guarantee
Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and
                         (B)   in the absence of bad faith on the part of the
Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guar antee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;
                   (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the per tinent facts upon which such judgment was made;

                   (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in aggregate liquidation amount of the Partnership Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or exercising any trust or power conferred upon the Guaran tee Trustee under this Guarantee Agreement; and

                   (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agree ment or adequate indemnity against such risk or liability is not reasonably assured to it.

             (e)   If:

                   (1) default occurs in the payment of the principal of any Partnership Preferred Security when and as the same shall be due and payable and such failure shall continue for 15 days; or
                   (2) default occurs in the payment of any distribution on any Partnership Preferred Security when such distribution becomes due and payable and such failure continues for a period of 60 days;
the Guarantee Trustee shall be authorized to recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of principal and distributions owing and unpaid.

             (f) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor or any other obligor upon the Partnership Preferred Securities or the property of the Guarantor or of such other obligor or their creditors, the Guarantee Trustee shall be authorized to file and prove a claim for the whole amount of principal and distributions owing and unpaid in respect of the Partnership Preferred Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Guarantee Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Guarantee Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding.

             SECTION 3.2 Certain Rights of Guarantee Trustee.  (a) Subject
- -----------------------------------
to the provisions of Section 3.1:

                   (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, re quest, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                   (ii) Any direction or act of the Guarantor contem plated by this Guarantee Agreement shall be sufficiently evidenced by a written direction or an Officers' Certificate.

                   (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omit ting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certifi cate which, upon receipt of such request, shall be promptly deliv ered by the Guarantor.

                   (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

                   (v) The Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protec tion in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opin ion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

             (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section -------
       3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exer cise the rights and powers vested in it by this Guarantee Agree ment.

                   (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolu tion, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                   (viii)The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Partnership Pre ferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its com pliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                   (x) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in aggregate liquidation amount of the Partnership Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions.

             (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

             SECTION 3.3 Not Responsible for Recitals or Issuance of Guar
                         ------------------------------------------------
antee.  The recitals contained in this Guarantee shall be taken as the
- -----
statements  of the  Guarantor,  and the  Guarantee  Trustee  does not assume any
responsibility   for  their   correctness.   The  Guarantee   Trustee  makes  no
representation as to the validity or sufficiency of this Guarantee Agreement.


                               ARTICLE IV
                           GUARANTEE TRUSTEE


             SECTION 4.1 Guarantee Trustee; Eligibility.    There shall at
- -------------------------------
all times be a Guarantee Trustee which shall:

                   (i)   not be an Affiliate of the Guarantor; and

                   (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person meeting the requirements of an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

             (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

             (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

             SECTION 4.2 Appointment, Removal and Resignation of Guarantee
- -------------------------------------------------

Trustees.  Subject to Section 4.2(b), the Guarantee
Trustee may be ap
- --------
pointed or removed without cause at any time by the Guarantor.

             (b) The Guarantee  Trustee shall not be removed in accordance  with
Section 4.2 until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

             (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

             (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                               ARTICLE V
                               GUARANTEE

             SECTION 5.1 Guarantee.  The Guarantor irrevocably and uncon
                         ---------
ditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by Citizens Capital), as and when due, regardless of any defense, right of set-off or counterclaim that Citizens
Capital  may have or assert.  The  Guarantor's  obligation  to make a  Guarantee
Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing Citizens Capital to pay such amounts to the Holders.

             SECTION 5.2 Waiver of Notice and Demand.  The Guarantor
                         ---------------------------
hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against Citizens Capital or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

             SECTION 5.3 Obligations Not Affected.  The obligations, cove
                         ------------------------
nants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

             (a) the release or waiver, by operation of law or otherwise, of the performance or observance by Citizens Capital of any express or implied agreement, covenant, term or condition relating to the Partnership Preferred Securities to be performed or observed by Citizens Capital;

             (b) the extension of time for the payment by Citizens Capital of all or any portion of the Distributions, Redemption Price, Liquidation
Distribution or any other sums payable under the terms of the Partnership Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Partnership
Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the deferral of any interest payment on the Convertible Debentures permitted by the Indenture);

             (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Partnership Preferred Securities, or any action on the part of Citizens Capital granting indulgence or extension of any kind;

             (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, Citizens Capital or any of the assets of Citizens Capital;

             (e) any invalidity of, or defect or deficiency in the Partnership Preferred Seceurities;

             (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

             (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

             There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

             SECTION 5.4 Rights of Holders.  (b)  The Holders of a Majori
                         -----------------
ty in aggregate liquidation amount of the Partnership Preferred Securities have the right (i) to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement and (ii) on behalf of the Holders of all Partnership Preferred Securities to consent to the waiver of any past default and its consequences.

             (b) If the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Partnership Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against Citizens Capital, the Guarantee Trustee or any other Person.

             SECTION 5.5 Guarantee of Payment.  This Guarantee Agreement
                         --------------------
creates a guarantee of payment and not of collection.

             SECTION 5.6 Subrogation.  The Guarantor shall be subrogated
                         -----------
to all (if any) rights of the Holders of Partnership Preferred Securities against Citizens Capital in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the
                                              --------
Guarantor  shall not (except to the extent  required by mandatory  provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.
             SECTION 5.7 Independent Obligations.  The Guarantor acknowl
                         ------------------------
edges that its obligations hereunder are independent of the obligations of Citizens Capital with respect to the Partnership Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                               ARTICLE VI
                               COVENANTS

             SECTION 6.1 Limitation of Transactions.  So long as any
                         --------------------------
Partnership Preferred Securities remain outstanding, if (i) there shall have occurred an Event of Default hereunder or an event of default under the Limited Partnership Agreement or (ii) if the Guarantor exercises its right to defer interest payments on the Convertible Debentures, then the Guarantor will comply with Section 9.1 (1) (i), (ii), (iii) and (iv) of the First Supplemental Indenture (and references therein to "the Company" shall be deemed to refer to the Guarantor).


                               ARTICLE VII
                              SUBORDINATION

             SECTION 7.1 Subordination.  This Guarantee Agreement will
                         -------------
constitute an unsecured obligation of the Guarantor and will rank subordinate and subject in right of payment to the prior payment in full in cash of Senior Indebtedness of the Guarantor.

             Article VII shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

             SECTION 7.2 Payment Over of Proceeds Upon Dissolution, etc.
                         -----------------------------------------------
Upon any payment or distribution of assets of the Guarantor to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Guarantor (each such event, if any, herein sometimes referred to as a "Proceeding"):

             (i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the Holders are entitled to receive any payment (including any payment to Holders made in respect of any other Indebtedness of the Guarantor subordinated to the payment of the Guarantee, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of the Guarantee or on account of any purchase, redemption or other acquisition of the Guarantee by the Guarantor, any Subsidiary of the Guarantor, the Guarantee Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a "Guarantee Subordinated Payment"); and

             (ii) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Guarantee Trustee would be entitled but for the provisions of this Article (including, without limitation, any Junior Subordinated Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

             In the event that, notwithstanding the foregoing provisions of this Section, the Guarantee Trustee or a Holder shall have received in connection with any Proceeding any Guarantee Subordinated Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Guarantee Subordinated Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Guarantor for application to the payment of all Senior
Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

             For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a greater extent than, the Guarantee is so subordinated as provided in this Article. The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquidation or dissolution of the Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight of the Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight of the Indenture.

             SECTION 7.3 No Payment When Senior Indebtedness In Senior
                         ----------------------------------------------
Payment Default or Senior Indebtedness Accelerated.  In the event that (a)
- --------------------------------------------------
any Senior Payment Default (as defined below) shall have occurred and such Senior Indebtedness shall have become, by reason thereof, due and payable prior to the stated maturity thereof, then no Guarantee Subordinated Payment shall be made (except that, so long as Citizens Capital shall be the holder of all of the Outstanding Convertible Debentures, payment may be made in shares of capital stock), unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default (which default has continued beyond any applicable grace and/or cure period (if any), in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise.

             In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Guarantor and the Guarantee Trustee of written notice of such Senior Nonmonetary Default from the Designated Senior Holder of such certain Senior Indebtedness, no Guarantee Subordinated Payment (except that, so long as Citizens Capital shall be the holder of all of the Outstanding Convertible Debentures, payment may be made in shares of capital stock) shall be made, during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Guarantee during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of the Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means any default (other than a Senior Payment Default) or any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

             In the event that, notwithstanding the foregoing, the Guarantor shall make any Guarantee Subordinated Payment to the Guarantee Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such Guarantee Subordinated Payment shall be paid over and delivered forthwith to the Designated Senior Holders under the Senior Indebtedness or, if such Senior Indebtedness has been repaid in full, to the Guarantor.
             The provisions of this Section shall not apply to any Guarantee Subordinated Payment with respect to which Section 7.2 hereof would be applicable.

             SECTION 7.4 Payment Permitted If No Default.  Nothing con
                         -------------------------------
tained in this Article or elsewhere in this Guarantee Agreement shall prevent the Guarantor, at any time except during the pendency of any Proceeding referred to in Section 7.2 hereof or under the conditions described in Section 7.3 hereof, from making Guarantee Subordinated Payments.

             SECTION 7.5 Subrogation To Rights Of Holders Of Senior
                         -------------------------------------------
Indebtedness.  Subject to the payment in full in cash of all Senior
- ------------
Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Guarantee shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior
Indebtedness of any cash, property or securities to which the Holders or the Guarantee Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Guarantee Trustee, shall, as among the Guarantor, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Guarantor to or on account of the Senior Indebtedness.

             SECTION 7.6 Provisions Solely To Define Relative Rights.
The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Guarantee Agreement is intended to or shall (a) impair, as among the Guarantor, its creditors (other than holders of Senior Indebtedness) and the Holders, the obligation of the Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Guarantor), to pay to the Holders the Guarantee Subordinated Payments as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Guarantor of the Holders and creditors of the Guarantor, other than the holders of Senior Indebtedness; or (c) prevent the Guarantee Trustee or a Holder from exercising all remedies otherwise permitted by applicable law upon default under this Guarantee Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Guarantee Trustee or such Holder or, under the conditions specified in Section 7.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to the penultimate paragraph in
Section 7.3.
             SECTION 7.7 Guarantee Trustee To Effectuate Subordination.
                         ----------------------------------------------
Each Holder of the Guarantee by his acceptance thereof authorizes and directs the Guarantee Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Guarantee Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Guarantee Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders.

             SECTION 7.8 No Waiver Of Subordination Provisions.  No right
                         -------------------------------------
of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Guarantee Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Guarantee Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Guarantor to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Guarantor and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.

             SECTION 7.9 Notice To Guarantee Trustee.  The Guarantor shall
- ----------------------------
give prompt written notice to the Guarantee Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Guarantee Trustee in respect of the Guarantee. Notwithstanding the provision of this Article or any other provision of this Guarantee Agreement, the Guarantee Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Guarantee Trustee in respect of the Guarantee, unless and until a Responsible Officer of the Guarantee Trustee shall have received written notice thereof from the Guarantor, any holder of Senior Indebtedness, any Designated Senior Holder or from any trustee, fiduciary or agent therefore; and, prior to the receipt of any such written notice, the Guarantee Trustee, subject to the provisions of Section 3.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that
                                                 --------
if the Guarantee Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of any amounts due under the Guarantee), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Guarantee Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Any notice required or permitted to be given to the Guarantee Trustee by a holder of Senior Indebtedness or by any Designated Senior Holder shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Guarantee Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Guarantee Trustee addressed to it at the address of its principal office specified herein or at any other address furnished in writing to such holder of Senior Indebtedness by the Guarantee Trustee.

             Subject to the provisions of Section 3.1, the Guarantee Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or Designated Senior Holder (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness or Designated Senior Holder (or a trustee, fiduciary or agent therefor). In the event that the Guarantee Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Designated Senior Holder to participate in any payment or distribution pursuant to this Article, the Guarantee Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Guarantee Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Guarantee Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

             Notwithstanding anything else contained herein, no notice, request or other communication to or with the Guarantee Trustee shall be deemed given unless received by a Responsible Officer at the Guarantee Trustee's principal corporate trust office.

             SECTION 7.10 Reliance On Judicial Order Or Certificate Of
                          ---------------------------------------------
Liquidating Agent.  Upon any payment or distribution of assets of the
- -----------------
Guarantor referred to in this Article, the Guarantee Trustee, subject to the provisions of Section 3.1, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Guarantee Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior
Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

             SECTION 7.11 Guarantee Trustee Not Fiduciary For Holders Of
                          ----------------------------------------------
Senior  Indebtedness.  The  Guarantee  Trustee  shall  not be  deemed to owe any
- ------------------- fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Guarantor or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

             SECTION 7.12 Rights of Guarantee Trustee As Holder Of Senior
                          ------------------------------------------------
Indebtedness;Preservation Of Guarantee Trustee's Rights.  The Guarantee
- -------------------------------------------------------
Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Guarantee Agreement shall deprive the Guarantee Trustee of any of its rights as a holder of Senior Indebtedness.

             Nothing in this Article shall apply to claims of, or payments to, the Guarantee Trustee under or pursuant to this Guarantee Agreement or Section
6.7 of the Indenture.

             SECTION 7.13 Article Applicable to Paying Agents.  In case at
- -----------------------------------
any time any Paying Agent other than the Guarantee Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term "Guarantee Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Guarantee Trustee; provided, however, that Section 7.11
                                --------  -------
hereof shall not apply to the Guarantor or any Affiliate of the Guarantor if it or such Affiliate acts as Paying Agent.


                               ARTICLE VIII
                               TERMINATION

             SECTION 8.1 Termination.  This Guarantee Agreement shall
                         -----------
terminate upon (i) full payment of the Redemption Price of all Partnership Preferred Securities, (ii) the distribution of the Convertible Debentures to the Holders in exchange for all of such Holders' Partnership Preferred Securities,
(iii) full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of Citizens Capital or (iv) distribution of Common Stock to Holders in respect of the conversion of all of such Holders' Partnership Preferred Securities into Common Stock. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Partnership Preferred Securities must restore payment of any sums paid under the Partnership Preferred Securities or under this Guarantee Agreement.


                               ARTICLE IX
                            INDEMNIFICATION

             SECTION 9.1 Exculpation.    No Indemnified Person shall be
                         -----------
liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

       (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Partnership Preferred Securities might properly be paid.

             SECTION 9.2 Indemnification.  (c)  To the fullest extent
                         ----------------
permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person arising out of the acceptance by the Guarantee Trustee of its duties and obligations hereunder by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its negligence or willful misconduct with respect to such acts or omissions.

             (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 9.2(a).

                               ARTICLE X
               CONVERSION OF PARTNERSHIP PREFERRED SECURITIES

             SECTION 10.1 Issuance of Common Stock Series A.  The Guaran
                          ---------------------------------
tor hereby agrees that, upon the request of the Conversion Agent, on behalf of one or more Holders of Partnership Preferred Securities, to convert Convertible Debentures into Common Stock Series A pursuant to the request of such Holders to effect such conversion in accordance with the terms of the Limited Partnership Agreement, the Guarantor shall deliver to the Conversion Agent certificates representing the full number of shares of Common Stock Series A issuable upon conversion of such Convertible Debentures in accordance with the terms of the Indenture and such Convertible Debentures. The Guarantor has reserved and will keep available for issuance, solely for the purpose of affecting the conversion of the Convertible Debentures, the full number of shares of Common Stock Series A deliverable by the Conversion Agent to the Holders upon the conversion of all outstanding Partnership Preferred Securities not theretofore converted by the Holders.

             SECTION 10.2 Validity of Common Stock Series A.  All shares
                          ---------------------------------
of Common Stock Series A delivered by the Guarantor upon such conversion will be duly and validly issued and fully paid and nonassessable.

             SECTION 10.3 Termination of Obligation to Issue Common Stock
                          -----------------------------------------------
Series A.  The Guarantor's obligations under this Article IX to issue
- --------
Common Stock Series A shall terminate upon the termination of the right of holders of Partnership Preferred Securities to request the Conversion Agent to effect such conversion as set forth in the Limited Partnership Agreement and, with respect to a particular holder, upon such conversion.


                               ARTICLE XI
                             MISCELLANEOUS

             SECTION 11.1 Successors and Assigns.  All guarantees and
                          ----------------------
agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Partnership Preferred Securities then outstanding.

             SECTION 11.2 Amendments.  Except with respect to any changes
                          ----------
that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least 66-2/3% in aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Partnership Preferred Securities. The provisions of Section 12.3 of the Limited Partnership Agreement with respect to meetings of Partners apply to the giving of such approval. In executing any amendment to this Guarantee Agreement, the Guarantee Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Guarantee Agreement.

             SECTION 11.3 Notices.  All notices provided for in this
                          -------
Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

             (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Partnership Preferred Securities):

                   Chemical Bank
                   450 West 33rd Street, 15th Floor
                   New York, New York 10001
                   Attention: Corporate Trustee Administration Department Fax No.: (212) 946-7799

             (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Partnership Preferred Securities):

                   Citizens Utilities Company
                   High Ridge Park, Bldg. No. 3
                   Stamford, Connecticut 06905
                   Attention: Robert J. DeSantis, Vice President
and                                                          Treasurer
                   Fax No.: (203) 329-4625

                   copy to:
                   Boulanger, Hicks & Churchill
                   135 East 57th Street
                   New York, New York  10022
                   Attention: Jonathan H. Churchill
                   Fax No.: (212) 753-6971

             (c) If given to any Holder of Partnership Preferred Securities, at the address of such Holder set forth on the books and records of Citizens Capital.

             All such notices shall be deemed to have been given when (i) received in person, (ii) telecopied with receipt confirmed, or (iii) the third Business Day after having been mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

             SECTION 11.4 Benefit.  This Guarantee Agreement is solely for
- -------
the  benefit  of the  Guarantee  Trustee  and  the  Holders  of the  Partnership
Preferred   Securities  and,  subject  to  Section  3.1(a),  is  not  separately transferable from the Partnership Preferred Securities.

             SECTION 11.5 Governing Law.  This Guarantee Agreement shall
                          -------------
be governed by and construed and interpreted in accordance with the laws of the State of New York.

             SECTION 11.6 Counterparts.  This Guarantee Agreement may be
                          ------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                      CITIZENS UTILITIES COMPANY



                      By:_______________________
                      Robert J. DeSantis
                      Vice President and Treasurer


                      CHEMICAL BANK, as Guarantee Trustee



                      By:________________________
                      Name:
                      Title:

                      CITIZENS UTILITIES COMPANY

       Reconciliation and tie between Trust Indenture Act of 1939 and Guarantee, dated as of January 15, 1996.

             Trust Indenture
             Act Section                                Guarantee Section
             -----------                                -----------------

   subsection 310(a)(1)                                                4.1(a)
               (a)(2)                                            4.1(a)
               (a)(3)                                    Not Applicable
               (a)(4)                                    Not Applicable
               (a)(5)                                            4.1(a)
               (b)                                       4.1(c), 4.2(d)
    subsection 311(a)                                            2.2(b)
               (b)                                               2.2(b)
    subsection 312(a)                                            2.2(a)
               (b)                                               2.2(b)
               (c)                                               2.2(c)
    subsection 313(a)                                               2.3
               (b)                                                  2.3
               (c)                                                  2.3
               (d)                                                  2.3
    subsection 314(a)                                               2.4
               (b)                                       Not Applicable
               (c)(1)                                          2.4, 2.5
               (c)(2)                                          2.4, 2.5
               (c)(3)                                   Not  Applicable
               (d)                                      Not  Applicable
               (e)                                                  1.1
    subsecton 315(a)                                  3.1(c), 3.1(d)(i)
               (b)                                                  2.7
               (c)                                               3.1(c)
               (d)                                               3.1(d)
               (d)(1)                                         3.1(d)(i)
               (d)(2)                                        3.1(d)(ii)
               (d)(3)                                       3.1(d)(iii)
               (e)                                                 None
   subsection 316(a)                                                5.4
               (a)(1)                                            (A)5.4
               (a)(1)(B)                                            5.4
               (a)(2)                                              None
               (b)                                             5.1, 5.3
               (c)                                                 None


   subsection 317(a)(1)                                           3.1(e)
               (a)(2)                                            3.1(f)
               (b)                                       Not applicable
   subsection 318(a) . .2.1

         NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Guarantee.

                           TABLE OF CONTENTS
                           ------------------




                               ARTIICLE I
                    DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation                             1

                               ARTICLE II
                          TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application                           5
SECTION 2.2  Lists of Holders of Securities                             5
SECTION 2.3  Reports by the Guarantee Trustee                           5
SECTION 2.4  Periodic Reports to Guarantee Trustee  6
SECTION 2.5  Evidence of Compliance with Conditions Precedent           6
SECTION 2.6  Events of Default; Waiver                                  6
SECTION 2.7  Event of Default; Notice                                   6
SECTION 2.8  Conflicting Interests                                      6

                               ARTICLE III
                      POWERS, DUTIES AND RIGHTS OF
                           GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee                 7
SECTION 3.2  Certain Rights of Guarantee Trustee                        9
SECTION 3.3  Not Responsible for Recitals or Issuance of Guarantee     11

                               ARTICLE IV
                          GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility                            11
SECTION 4.2  Appointment, Removal and Resignation of Guarantee
             Trustees                                                  12

                               ARTICLE V
                               GUARANTEE

SECTION 5.1  Guarantee                                                 12
SECTION 5.2  Waiver of Notice and Demand                               13
SECTION 5.3  Obligations Not Affected                                  13
SECTION 5.4  Rights of Holders                                         14
SECTION 5.5  Guarantee of Payment                                      14
SECTION 5.6  Subrogation                                               14
SECTION 5.7  Independent Obligations                                   14

                               ARTICLE VI
                               COVENANTS

SECTION 6.1  Limitation of Transactions                                14

                               ARTICLE VII
                              SUBORDINATION

SECTION 7.1  Subordination                                             15
SECTION 7.2  Payment Over of Proceeds Upon Dissolution, etc.           15
SECTION 7.3  No Payment When Senior Indebtedness In Senior Payment
             Default or Senior Indebtedness Accelerated                16
SECTION 7.4  Payment Permitted If No Default  18
SECTION 7.5  Subrogation To Rights Of Holders Of Senior Indebtedness   18
SECTION 7.6  Provisions Solely To Define Relative Rights               18
SECTION 7.7  Guarantee Trustee To Effectuate Subordination             18
SECTION 7.8  No Waiver Of Subordination Provisions                     19
SECTION 7.9  Notice To Guarantee Trustee                               19
SECTION 7.10 Reliance On Judicial Order Or Certificate
             Of Liquidating Agent                                      20
SECTION 7.11 Guarantee Trustee Not Fiduciary For Holders
             Of Senior Indebtedness                                    21
SECTION 7.12 Rights of Guarantee Trustee As Holder Of Senior
             Indebtedness; Preservation Of Guarantee Trustee's Rights  21
SECTION 7.13 Article Applicable to Paying Agents                       21

                               ARTICLE VIII
                               TERMINATION

SECTION 8.1  Termination                                               21

                               ARTICLE IX
                            INDEMNIFICATION

SECTION 9.1  Exculpation                                               22
SECTION 9.2  Indemnification                                           22

                               ARTICLE X
             CONVERSION OF PARTNERSHIP PREFERRED SECURITIES

SECTION 10.1 Issuance of Common Stock Series A                         23
SECTION 10.2 Validity of Common Stock Series A                         23
SECTION 10.3 Termination of Obligation to Issue Common Stock Series A  23

                               ARTICLE XI
                             MISCELLANEOUS

SECTION 11.1 Successors and Assigns                                    23
SECTION 11.2 Amendments                                                23
SECTION 11.3 Notices                                                   24
SECTION 11.4 Benefit                                                   25
SECTION 11.5 Governing Law                                             25
SECTION 11.6 Counterparts.                                             25